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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	December 31, 2006
Cyber Law Reporter, Inc. (Exact name of registrant as specified in its charter)
Texas (State of Incorporation)	333-87696
(Commission File Number)
76-0636625
(IRS Employer Identification Number)

1240 Blalock Rd., Ste. 150, Houston, Texas 77055 (Address of principal executive offices)
Registrant’s telephone number, including area code: (832) 236-0090
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cyber Law Reporter, Inc.

Current Report

Item 1.01 Entry Into Material Definitive Agreement

Effective December 31, 2006, Cyber Law Reporter, Inc. entered into a definitive Stock Exchange Agreement with Exousia Corp.  The agreement provided for the acquisition of all of the issued and outstanding common stock of Exousia Corp., consisting of 24,899,245 shares, in exchange for an equal number of shares of Cyber Law Reporter.  Prior to the closing of this transaction, Cyber Law Reporter has 3,534,000 shares issued and outstanding and subsequent to the transaction it had 28,433,245 shares issued and outstanding.  The exchange will be accounted for as a reverse merger for accounting purposes.  In a related transaction, the Parties, through Cyber Law Reporter, entered into a consulting agreement with Goldbridge Consulting, LLC with payment being made for services rendered to Exousia Corp. prior to the date of the acquisition in the form of a convertible note in the amount of $480,000.  The note will automatically convert to unregistered restricted common stock at a conversion price of $1.00 per share on the date on which the common stock of the company has traded at $1.00 per share or more for twenty consecutive trading days.  If the requirements of the forced conversion provision are not met, the note will be due on December 31, 2007 including 8% interest.

As described more fully below, the current directors of Cyber Law Reporter, Jonathan Gilchrist and William Carmichael resigned effective at the close of business on December 31, 2006 and J. Wayne Rodrigue, Lane Brindley and Joseph W.Stanton were appointed to fill the vacancies on the Board of Directors.

The Stock Exchange Agreement is attached to this current disclosure on Form 8-K as Exhibit 10.5 .

Item 3.02 Unregistered Sales of Equity Securities

Prior to the Close of the Stock Exchange Agreement discussed in Item 1.01 above, Cyber Law Reporter entered into convertible notes with a small group of accredited investors in the total amount of $182,000. The Note(s) have a term of twelve months and bear simple interest at a rate of 8% per annum.  Investors received a stock kicker of two shares of common stock for each $1.00 of investment made in the Convertible Notes resulting in the issuance of 364,000 shares of common stock to these investors.  Two of the investors were related parties, Mr. Gilchrist (our Chairman, Acting Chief Accounting Officer and President) who invested $62,000 and Mr. Carmichael (our corporate Secretary and a Director), who invested $20,000.  Related parties invested on the same terms and conditions as unrelated parties.  The convertible notes bear a conversion right allowing the investor to convert the face amount of the note and any accrued interest into common stock at the valuation of the last equity round raised by the company prior to the date of conversion.  Prior to and related to the acquisition of Exousia Corp., we issued a total of 600,000 shares of restricted common stock for services rendered prior to the acquisition related to our evaluation of the Exousia opportunity, the structuring of the acquisition, the value to be given for the acquisition and our evaluation of its future prospects.  We issued 575,000 shares to Hepplewhite Corporation which designated 50,000 shares to Angela Gilchrist, 50,000 shares to Kathy Godfrey and 25,000 shares to Anton Aleksandrov.  In addition, 25,000 shares were issued to Robert Sarlay for providing Edgar filing services for the Company.  The shares were valued at par value.

Item 5.01 Changes in Control of Registrant

On December 31, 2006, Cyber Law Reporter entered into a definitive Stock Exchange Agreement with Exousia Corp. under which Cyber Law Reporter acquired 100% of the issued and outstanding shares of Exousia Corp., consisting of 24,899,245 shares of common stock, for an equal number of shares of newly issued, unregistered shares of Cyber Law Common Stock.  As a result, the shareholders of Exousia Corp. now own a majority of the issued and outstanding shares of Cyber Law Reporter.  Exousia had twenty-one shareholders as of the date of the stock exchange.

Prior to the stock exchange, Cyber Law Reporter was a shell company as defined by the Securities Act.  As a result, the following information is provided in substantially the form it would be provide were the registrant filing a Form 10-SB.

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Note: Forward Looking Information

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company.  Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors.  We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

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I.

Description of the Business

Exousia Corp., now a wholly owned subsidiary of Cyber Law Reporter, (“Exousia” or the “Company”) was formed by our new Chairman and CEO, J. Wayne Rodrigue, as a Nevada corporation on May 2, 2005.  Exousia develops new advanced materials using proprietary combinations of plastic and rubber molecules and develops engineered resins, additives and specialty products.  These engineered materials may have a broad range of uses including the manufacture of specialty plastics and as additives to other materials using Exousia’s engineered particles.  The first applications of Exousia’s materials will be in the manufacture of recreational vehicles, marine applications and transportation.

Exousia’s business growth will be driven by the ability of its new products to increase the cost-effectiveness of its clients while delivering performance enhancements such as increased strength, durability and performance.

The core business of Exousia will be the development of new applications for its engineered materials and the testing of those materials through the creation of product prototypes for various industry partners.  When a potential application has been identified, Exousia will work with the industry partner to develop the materials design and product characteristics needed by that manufacturer.  Then, prototypes of the product will be developed for testing.  If the prototype made from Exousia’s engineered materials meets the manufacturer’s needs, Exousia will then enter into an agreement to manufacture and deliver to that manufacturer the raw material needed to manufacture this product using Exousia’s proprietary materials.

Product Categories:

Thermoplastic Elastomers – This proprietary technology allows us to bond rubber and plastic molecules to develop unique materials.  Thermoplastic elastomers form strong and resilient interfacial bridges between vulcanized rubber and thermoplastic resin molecules.  This technology gives us the ability to produce new thermoplastic elastomer materials from recycled materials and plastic resins and to  overcome existing problems of poor strength and performance that exist in the materials produced by many of our competitors.

We believe this product will find high-volume applications in the automotive, home building, recreational vehicle, marine and household goods industries.  The product will also be tested as a replacement for wood, fiberglass, luan and other plastics for a wide range of applications.  The product we manufacture will be sold primarily in pellet form in bulk to the end users.  The manufacturers will then form, mold or extrude the material into the form they need for their products.

Vistamer®  Rubber -- Starting with a cryogenically ground particulate rubber that has been surface-activated by Exousia’s patented and proprietary reactive gas treatment process, we create thermoplastic elastomers using Vistamer® RW rubber with characteristics that include superior adhesion between particles and the surrounding polymer and ease of dispersion.  Adding VISTAMER® rubber to urethanes, polysulfide, nitrile rubber and other polymers reduces costs, improves adhesion, and creates new materials with enhanced performance.  Products where this technology may be applied include, include urethane foam, cast wheels and rollers, non-pneumatic tires, coatings, linings, adhesives, shoe soles, and an array of other products.  Other applications include adding this material to strengthen coatings, adhesives and epoxies.

This product is delivered as pellets, granulate or powder and is sold to the manufacturer by Exousia in bulk.  It will also be integrated into other engineered materials designed by Exousia as an ingredient.

Structural Components – The company has developed a multi-layered panel manufacturing process that allows us to develop a composite “sandwich” consisting of urethane foam, carbon spheres and our proprietary Vistamer®  product to create a panel that competes with marine plywood.  It is, on average, 70% lighter than marine plywood while providing higher impact resistance.   It provides protection against harsh weather and UV radiation.  This product can be used in most applications where plywood is currently used.  In addition, the company expects to manufacture structurally insulated panels that will be used in the home construction industry at the manufacturing facility it plans to acquire in Elkhart, Indiana during the first quarter of 2007.

Examples of potential applications would be too numerous to discuss here, but a few examples include:

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Laminated panels for the construction of recreational vehicles which will have the capability of replacing fiberglass panels currently used by many manufacturers.  This is a multi-billion dollar industry where the Company feels it can gain meaningful market share.

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Flooring and structural components for marine applications.  For example, the Company currently has a client testing its prototype material for the flooring of pontoon boats.  If the company’s product is selected by this manufacturer after testing, it will become a significant customer for the Company.

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Structural components, including walls and floors for truck boxes.  The Company is currently building a prototype truck box for a potential client to test as an alternative to the traditional wood and metal truck boxes most commonly used in the industry.

--	The Company is currently discussing the use of its materials for the construction of shipping containers with a potential manufacturer.
--	Preliminary discussions have been held with manufacturers of surf boards regarding the use of the Company’s engineered materials as a core material in surf boards.
--	Luan (Phillipine Mahoganey) replacement material developed for the recreational vehicle industry. We believe this product will reduce both vehicle weight and manufacturing costs.
--	Automotive bumpers and body component systems.
--	Building materials such as: structurally insulated panels; preformed structural components, replacement materials for plywood or Hardie Board.

Our plan for growth through acquisition

In addition to the development of its proprietary engineered materials, Exousia plans to grow through the strategic acquisition of business partners where its products can be applied, manufactured and sold.  This will allow the Company to demonstrate the strength of its materials through its proprietary operations.

Product Spectrum Group, Inc. -- In October, 2006, the Company entered into a binding letter of intent to purchase the assets of Product Spectrum Group, Inc. (“PSG”), located in Elkhart, Indiana.   It is an 18-year-old laminating company and a manufacturer of structurally insulated panels (“SIPS”).  It’s products have been sold in the US, Israel, China, and Taiwan.

PSG provides engineering and consulting services to the recreational vehicle and manufactured housing industries, concentrated in the Elkhart vicinity, with a specialty in lamination technologies.  In addition, PSG designs and manufactures parts and kits for motor homes.  It also engineers SIPS panels used in home construction.  These panels make it far faster to construct a traditional home.  The panels consist of an inner and outer skin with a form core.  They have sufficient structural strength to replace traditional stick built walls and allow a home to be constructed much more quickly.

PSG laminates extruded sheets made our patented polymers to make floors, walls, and rooftops of recreational vehicles and cargo trailers.  It will also manufacture SIPS panels for AGROS Real Estate, a division of Exousia discussed below.

Our binding letter of intent sets forth the following terms for the acquisition of Product Spectrum Group:

--	500,000 shares of Cyber Law Reporter will be issued as partial consideration for the assets purchased;
--	We will assume and retire up to $500,000 in liabilities currently owed by PSG to its banks and creditors;
--	We will pay additional cash compensation adequate to cover the Federal income tax due in regard to the payment of the 500,000 shares of common stock paid to acquire the assets.

Concurrently with this acquisition, we will acquire the manufacturing facility where PSG is located, which includes a 19,400 square foot building and a 4,000 square foot building.  These buildings are situated on 3 acres of land located in an industrial area of Elkhart, Indiana.

Estimated gross revenue for PSG is estimated to be $1.3 million for 2006 and $ 10,726,111 for 2007.

The Little Trailer Company, Inc.  On November 2, 2006, the Company entered into a binding letter of intent to acquire the assets of The Little Trailer Company, Inc. (“LTC”) located in Elkhart, Indiana.  LTC manufactures and sells small “teardrop” trailers and eighteen foot lightweight fifth-wheel RV trailers using extruded plastic sheets made from our patented polymers and Exousia “E Core” product using Product Spectrum Groups lamination factory, e.g., see above.

We expect to pay $900,000 in cash and 120,000 shares of our common stock to acquire the LTC.

Re-Engineered Particle Systems, LLC and Engineered Particle Systems, LLC -- On September 30, 2006, the Company entered into a letter of intent to acquire the intellectual properties licensed  by Re-Engineered Composite Systems, LLC (“RECS”) and Engineered Particle Systems, LLC (“EPS”).  The Company is currently operating both RECS and EPS under an operating agreements for management services, marketing services, and engineering services.  These two entities were formed and managed by our founder and CEO, Wayne Rodrigue, and this acquisition will allow us to consolidate our intellectual property rights.

Operating Structure:

When we have successfully completed the three acquisitions for which we have entered into letters of intent, as discussed above, we will operate through four business units.

These are as follows:

--	Thermoplastic Olefins Group, (“TPO”);
--	The Additives Group;
--	The Recreational Vehicle Group; and
--	The Real Estate Group (AGROS Real Estate).

AGROS Real Estate, a division of Exousia (“Agros”), develops residential and commercial real estate using SIPs (structural insulated panels) technology developed and delivered through Product Spectrum Group, discussed above.   Panels are manufactured and shipped to the construction sites for quick erection of residential homes.

We have entered into a limited partnership, Les Maisons du Lac Interests, Ltd., with Blackstone, LLC to develop Agros’ first residential real estate project, Les Maisons du Lac, a 100 home development located in Lake Charles, Louisiana.  We formed Agros Development I, LLC, a wholly owned subsidiary of Exousia, to be the general partner of the limited partnership.  Exousia and Blackstone, LLC each own a 50% limited partnership interest in Les Maisons du Lac Interests, Ltd.

Under the terms of the partnership agreement, Exousia will provide SIPs panels for the houses and a sales team on site, and Blackstone, LLC will manage all aspects of construction for the development.  We will offer four models of homes ranging in size from 1250 sq. ft. to 1550 sq. ft, with prices ranging between $135,000 to $155,000 each.  Construction is scheduled to start March 1, 2007.

Market Analysis and Analysis of Competition

The plastics industry is large and diverse.  We are a small, early stage company seeking to establish the viability and applications for new engineered materials using plastic and rubber molecules.  Our competitors are generally divisions of large chemical companies with far more financing, staff and history than we have.

Exousia faces competition from a number of companies, including both direct and substitute products. Exousia’s RePoly resin competes directly with companies including Solvay Engineered Materials, Exxon’s Advanced Elastomer Division, A. Schulman, Inc. (SHLM), Basell Polyolefins, and a dozen or so other TPO and plastic manufacturers.  One comparable competitor is Belgium-based Solvay, which manufactures a family of products through its high growth Specialty Polymers and Vinyls division. Solvay is a public company that trades in the US under the ticker SVYSY.

Exousia believes it can effectively win large supplier contracts by working with customers to engineer and deliver solutions for specific applications that deliver high performance and reduced cost.  We believe key to gaining market share for these materials will be getting customers to replace the materials they are using now with superior materials we have designed for their applications.

Exousia believes that VISTAMER® is unique in the industry and offers a level of performance enhancement that will allow us to compete successfully against larger suppliers.   Suppliers of substitute additive products that enhance the performance of polymer materials may compete with VISTAMER® but such competition will be product specific.  In these cases Exousia believes that VISTAMER® will offer concrete benefits in performance and cost-effectiveness over our competition.

Our E CORE product is a unique building material that competes primarily with plywood, or other products used in the same applications. E CORE avoids the wood preservatives of marine plywood, such as MDA, which are toxic to the environment and occasionally poisonous. Another structural material E CORE competes directly against is Fiberglass Reinforced Plywood, or FRP.  FRP panels are used in a wide range of automotive and marine applications in which E CORE provide significant competitive advantages.  Exousia acquired the underlying intellectual property of E CORE in early 2006.

Marketing Plan

Sales and Marketing Structure

Exousia will deploy a three-pronged distribution channel to drive sales and marketing: 1) direct sales, 2) distribution channel partners, and 3) application initiatives.  Exousia will establish a direct business development and sales team whose mission is to identify and develop “A-List” customers. The direct sales portion of our plan includes application engineering and support staff to accommodate each customer’s needs.  Exousia anticipates creating custom-engineered formulations for individual applications.  Through direct sales Exousia will supply major users of its advanced materials, and develop applications directly on behalf of key customers and markets.

The second element of the marketing channel will consist of independent, industry distributors and value-added resellers (VARs) who identify and develop applications and customers using Exousia products. These are typically non-exclusive relationships in which Exousia provides minimal product engineering support. Either the product sells in its original form, or a VAR works between Exousia and the customer to engineer a custom solution.  Distributors and VARs are essential to give Exousia the broad market coverage and visibility necessary to build a sales foundation and establish our market presence.

The third element of Exousia’s marketing channel is the development of specific applications for our materials.  It is important that Exousia continue to develop applications, either in conjunction with customers or independently with the intent of finding industry partners.   And in situations where there exists a particularly sizable application for Exousia materials, especially opportunities where the application is not being supplied, Exousia may choose to both develop and commercialize the application.

An example is our expected acquisition of Product Spectrum Group and The Little Trailer Company.  We manufacture the plastic pellets that will ultimately become part of the RV’s manufactured by The Little Trailer Company.  After the pellets are formed into sheets, they go to Product Spectrum Group where the panels that are used to construct the trailers are laminated.  The Little Trailer Company then manufactures its trailers and 5th wheel RV’s.  By using this process we earn profit on the manufacture of the plastic pellet; we earn profit on the lamination of the panels by Product Spectrum Group, and we earn profit on the sale of the finished product by The Littler Trailer Company.

Marketing Strategy

Exousia’s strategy is to establish a “beachhead” within key application markets by developing and validating the applications, and then building relationships with leading manufacturers and relevant distribution channels. We will initiate this procedure in two industries:  the recreational vehicle industry, which is centered in Elkhart, Indiana and the home construction industry.

By acquiring both Product Spectrum Group and The Little Trailer Company, we are able to demonstrate the superiority of our materials over fiberglass type materials currently used pervasively in the industry.  We don’t have to wait for another manufacturer to test and adopt our materials.  We control the process by getting our materials into the market and onto the street immediately.  We expect that this will facilitate the sale of our materials and laminates to a number of other RV manufacturers.  The product will have a proven application in the industry where its superiority can be demonstrated.

In a similar way, our structurally insulated panels (“SIPS”) will be used in 2007 to construct approximately 100 homes in Louisiana where hurricanes have created a shortage of affordable housing.  In order to demonstrate the value of our SIPS panel systems, we have acquired and are developing a 100 home development near Lake Charles, Louisiana.  We have entered into a Limited Partnership with an established builder who will manage the construction of the homes.  This will give us a platform to demonstrate to other builders and developers the speed of construction and the quality of our SIPS construction system.

As we enter key markets, Exousia expects to expand its range of materials supplied to that manufacturer, thereby increasing the value of each customer over time.  For example, a manufacturer of RV’s might initially implement a composite as a wall substrate, and then expand its use to include flooring and interiors. The ultimate goal will be to attain maximum design-in within each customer’s respective product.  For large customers, Exousia will provide materials engineering to optimize the contribution to each customer’s production output.

Exousia will also develop traditional distribution channels, including distributors, value-add resellers (VARs), and manufacturer’ representatives.  Distributors will provide us with access to smaller customers across a wide range of applications. Distributors are important customers as they purchase in large quantities and require less engineering support. VARs and manufacturing representatives will provide customers with application engineering services, and serve smaller manufacturers.

2.

Managements Discussion and Analysis and Plan of Operation

Plan of Operations

The following discussion should be read along with our financial statements, which are included in another section of this document.  This discussion contains forward-looking statements about our expectations for our business and financial needs.  These expectations are subject to a variety of uncertainties and risks that may cause actual results to vary significantly from our expectations.  The cautionary statements made in this Report should be read as applying to all forward-looking statements in any part of this report.

History.  We were incorporated on March 2, 2000 as a Texas Corporation.  Our principal office is located at 1240 Blalock Rd., Ste. 150, Houston, Texas.   Any reference in this document to “the Company,” "our", “we” or “us” refers to Cyber Law Reporter, Inc.  We were originally formed as a publisher of legal information on the Internet.  Effective December 31, 2003, we determined that a change of business purpose was in the best interests of the shareholders, and the Company’s Chairman and CEO agreed to forgive the debt owed to him in exchange for our assets and intellectual property related to the old business plan.

Effective December 31, 2006, we entered into a definitive stock exchange agreement to acquire all of the issued and outstanding shares of Exousia Corp., a company focused on the development of engineered materials combining plastic and rubber molecules.   We issued 24,899,245 shares of common stock in exchange for all of the outstanding shares of Exousia Corp.  In addition, we executed a promissory Note to Goldbridge Consulting, LLC to pay for consulting services rendered in regard to the transaction.  The Note has a term of twelve months and bears interest at a rate of 8%.  It bears a forced conversion feature that allows for the automatic conversion of the Note into common stock at a value of $1.00 per share at such time as the common stock of the company trades at $1.00 per share for twenty consecutive days.

Our prior board of directors consisting of Jonathan Gilchrist and William Carmichael resigned as of the closing of the Exousia acquisition.  Prior to their resignation, the Board appointed Wayne Rodrigue, Lane Brindley and Joseph W. Stanton as replacement directors who will serve on the Board of Directors until the next regular meeting of the shareholders of the corporation.  In addition, Mr. Rodrigue was elected by the new Board of Directors to serve as Chief Executive Officer and Lane Brindley was appointed as President and Brenda Rodrigue was appointed as the Chief Accounting Officer of the Corporation.

Our Business.  Exousia develops new advanced materials using proprietary combinations of plastic and rubber molecules and develops engineered resins, additives and specialty products.  These engineered materials may have a broad range of uses including the manufacture of specialty plastics and as additives to other materials using Exousia’s engineered particles.  The first applications of Exousia’s materials will be in the manufacture of recreational vehicles, marine applications and transportation.  Exousia’s business growth will be driven by the ability of its new products to increase the cost-effectiveness of its clients while delivering performance enhancements such as increased strength, durability and performance.

The core business of Exousia will be the development of new applications for its engineered materials and the testing of those materials through the creation of product prototypes for various industry partners.  When a potential application has been identified, Exousia will work with the industry partner to develop the materials design and product characteristics needed by that manufacturer.  Then, prototypes of the product will be developed for testing.  If the prototype made from Exousia’s engineered materials meets the manufacturer’s needs, Exousia will then enter into an agreement to manufacture and deliver to that manufacturer the raw material needed to manufacture this product using Exousia’s proprietary materials.

Plan of Operations.  Our plan of operations consists of a multi-track execution strategy consisting of the development of new materials; the acquisition of strategic business components; the direct development of applications for our materials and the grooming of key relationships with potential manufacturing partners.

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Our core business strategy rests on the development of new engineered materials using our proprietary processes and technologies.  As we develop a new compound, it will be tested and then developed into product proto-types that can be tested by manufacturers.  We expect to develop a continuous stream of new products and to develop a large number of prototypes for testing.

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We have entered into letters of intent to acquire two businesses that we feel will provide application platforms for our materials.  The first, Product Spectrum Group, specializes in the creation of laminates for the recreational vehicle industry in Elkhart, Indiana.  Product Spectrum Group will use Exousia’s proprietary materials to manufacture panels that will be used by RV manufacturers to build their products.  The second target acquisition for which we have entered into a letter of intent is The Little Trailer Company, also located in Elkhart, Indiana.  The Little Trailer Company manufactures small RV trailers using materials manufactured by Product Spectrum Group.  We expect these two acquisitions to close in the first quarter of 2007.

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We will also seek to develop proprietary applications for our engineered materials.  For example, we expect to create structurally insulated panels through our Product Spectrum Group acquisition.  These panels allow homes to be constructed much more quickly than is possible with traditional construction methods.  This platform will allow us to develop and test materials that can be used in the construction industry.

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We will also continue to develop prototypes for manufacturers interested in purchasing our engineered materials for use in their products.  For example, we are currently proto-typing flooring materials for marine applications and structural components for truck boxes.

We have an operating division of the company named Agros Real Estate which is focused on land development and the construction of homes using our structurally insulated panels which are produced by the Product Spectrum Group in Elkhart, Indiana.  Using these panels, we expect to be able to erect a new home in 7 to 10 days as opposed to much longer time periods required by traditional methods.  We have entered into a Limited Partnership with a home builder, Blackstone, LLC , which will actually construct and complete the homes.  We have a 50/50 profit sharing agreement as part of this Limited Partnership.  Our first project will be the construction of 100 homes near Lake Charles, Louisiana.  We are also in negotiations for a much larger project near Odessa, Texas.  This platform will give us a showcase in which we can demonstrate the use of new products to the construction industry.

Critical Accounting Policies

Our accounting policies are integral to understanding the results reported.  The Securities and Exchange Commission (“SEC”) has issued guidance for the disclosure of “critical accounting policies”.  The SEC defines critical accounting policies as those that are most important to the presentation of a company’s financial condition and results of operations and require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

We follow financial accounting and reporting policies that are in accordance with generally accepted accounting principles.  Not all significant accounting policies require management to make difficult, subjective, or complex judgments.  However, the policy noted below could be deemed to meet the SEC’s definition of critical accounting policies.

Evaluation as a going concern – As reflected in the accompanying financial statements, we have incurred continuing losses, have no operations prior to the acquisition of Exousia Corp. and limited liquidity.  In prior audits, we have received a going concern from our auditors because we did not have sufficient financing available to initiate profitable operations.  Exousia currently has received terms sheets for two financings that are expected to close in the first quarter of 2007 totaling $6.5 million as discussed in greater detail below.

We will need to close the financings currently in process in order to have adequate capital to execute our business plan as described in this document.  Since inception, we have experienced negative cash flow from operations and will continue to experience negative cash flow for some time in the future.  It is not expected that the internal source of liquidity will improve until significant net cash is provided by operating activities.

Liquidity and Capital Resources

Prior to the Acquisition of Exousia Corp., we had no operations and we were a shell company as defined by the Securities Act.  Upon the acquisition of Exousia Corp. we became an operating company.  For financial reporting purposes, Exousia Corp. will be considered the accounting acquirer, which means that the financial history of Exousia will become the basis of our financial reporting rather than the operating results of Cyber Law Reporter prior to the date of the acquisition.

As of December 31, 2005, we had total assets of $319,224 and $65,165 in current liabilities.  As of September 30, 2006, we had total assets of 728, 132 and $130,035 in current liabilities.  Our revenues for fiscal 2005 were $ - 0 - and for the period ending September 30, 2006 they were also $ - 0 - .  We had losses of $57,409 for the year ended December 31, 2005 and $242,009 for the nine months ending September 30, 2006.  Cash flow from operating activities for the years ended December 31, 2005 was ($57,409) and for the nine months ended September 30, 2006 it was $ ($249,418).   As of December 31, 2006, our estimated monthly operating costs are $20,000.  As we ramp up our business in 2007, we expect our operating expenses to increase to approximately $1.2 million for the year.

Cyber Law Reporter had investment proceeds of $182,000 in 2006 from the sale of convertible notes to accredited investors.  These Notes were for a twelve month term from the date of investment and bore interest at a rate of 8%.  The Note Holders have the right to convert the Notes to equity at the price of the last equity round raised by the Company prior to the date of conversion.  In addition, we granted two shares of restricted common stock for each $1.00 loaned to the Company as an incentive to the investors resulting in the issuance of 364,000 shares of common stock.  Our current plan is to pay these Notes off upon the completion of a $2.5 million financing which we are seeking to negotiate at this time and for which we have a non-binding term sheet.  Prior to and related to the acquisition of Exousia Corp., we issued a total of 600,000 shares of restricted common stock for services rendered prior to the acquisition related to our evaluation of the Exousia opportunity, the structuring of the acquisition, the value to be given for the acquisition and our evaluation of its future prospects.  We issued 575,000 shares to Hepplewhite Corporation which designated 50,000 shares to Angela Gilchrist, 50,000 shares to Kathy Godfrey and 25,000 shares to Anton Aleksandrov.  In addition, 25,000 shares were issued to Robert Sarlay for providing Edgar filing services for the Company.  The shares were valued at par value.

On December 14, 2006, prior to the date of the acquisition transaction, Exousia Corp. entered into a Letter of Intent for an equity financing of $2.5 million with Liberty Growth Fund, LP.  (Note.  This is a term sheet, not a definitive agreement as to the financing.  Terms of the financing may change prior to the closing of the financing.)  The term sheet contemplates the following terms for this financing:

Cash paid at the closing of the financing:	$2,500,000
Stock to be issued to the investor	4,000,000 shares of Convertible Preferred stock with no coupon.
Fees	The Company will pay a 7% fee in cash and 10% in warrants to Lerota, LLC as the buyer’s representative in this financing.
$15,000 due diligence fee
Warrants to be granted to investor:

-- Cashless Warrant to purchase 2 million shares of common stock at $1.27 per share;

-- Cashless Warrant to purchase 2 million shares of common stock at $2.54;

-- Cash-pay Warrant to purchase 2 million shares of common stock at $5.08 per share

Conditions related to the financing:	The company will agree to register the shares underlying the conversion right of the Preferred Stock and the Warrants.
The board of directors will consist of five directors with a majority being independent.

In addition, the Company has entered into a letter of intent with NW Financials, who has agreed to act as the underwriter and selling agent for a tax free Manufacturer’s Private Activity Bond in the face amount of $4,000,000.  This bond financing is currently being prepared for approval by the Bond authority of the city of Elkhart and is expected to be sold in the first quarter of 2007.  The proceeds of this bond will be dedicated to the acquisition and expansion of Product Spectrum Group, Inc. in Elkhart, Indiana.

As of December 31, 2005 we do not have significant financial commitments or capital requirements that we must meet to continue operations, other than $23,074 in accounts payable.  Our current expenditure demands primarily relate to maintaining our public reporting requirements.  We will need cash to implement our new business plan but these are not current, fixed obligations.

We will have to succeed in our financing activities in the year ahead in order to implement a new business plan.  Our working capital requirements and cash flow from operations are expected to vary from quarter to quarter, depending on the success of marketing activities, operating expenses, capital expenditures and other factors.  Since inception, we have experienced negative cash flow from operations, it is not expected that the internal source of liquidity will improve until significant net cash is provided by operating activities.

Our financial statements are prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, we do not have significant cash or other material liquid assets, nor do we have an established source of revenue sufficient to cover our operating costs and to allow us to continue as a going concern.  We may, in the future, experience significant fluctuations in our results of operations.   We will be required to obtain additional debt and equity financing or our illiquidity could suppress the value and price of our shares if and when trading in those shares develops.  However, our future offerings of securities may not be undertaken, and if undertaken, may not be successful or the proceeds derived from these offerings may be less than anticipated and/or may be insufficient to fund operations and meet the needs of our business plan.  Our current working capital is not sufficient to cover expected cash requirements for 2006 or to bring us to a positive cash flow position.  It is possible that we will never become profitable and will not be able to continue as a going concern.

3.

Description of Property

Exousia Corp. does not currently own any real property or any operating equipment of significant value.  However, it expects to acquire two pieces of property in the first quarter of 2007 based upon its current letters of intent.

Upon the acquisition of PSG, we intend to purchase the manufacturing facility and the land which PSG currently leases from Mr. Peter Notel.  The property consists of a 19,400 square feet processing facility and another 4,000 square ft building.  These buildings sit on approximately three acres in an industrial park located in Elkhart, Indiana.  The acquisition will also include laminating equipment, inventory and supplies.

Second, we have entered into a letter of intent to acquire a small  manufacturing facility located in El Campo, Texas.  The facility is approximately 7,400 square feet and is located on 7.4 acres of land.  This acquisition will include the equipment used to make certain plastic compounds and Vistamer® as discussed above.

4.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the shares of our common stock as of the close of business on December 31, 2006 for each person known by us to own beneficially five percent or more of our common stock and of each of our directors and our officers and directors as a group.  For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13(d)-3 of the Securities Exchange Act of 1934, under which a person is considered to be a beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of any option, warrant or conversion of a security.  As of the date of this report, we have 28,433,245 shares issued and outstanding.

Name & Address of Security Holder	Title or Position, if any	Number of shares beneficially owned	Percentage of class
J.Wayne Rodrigue(1) 8503 North Fitzgerald Way Missouri City, TX 77459	Chairman, Chief Executive Officer	17,768,850	62.5%
Lane Brindley 4108 Aplomado Falcon Cove Austin, TX 78738	Director, President And General Counsel	1,000,000	3.5%
Joseph W. Stanton 901 Fair Oaks Lane Lake Charles, LA 70605	Director	1,630,395	5.7%
Brenda Rodrigue(1) 8503 North Fitzgerald Way Missouri City, TX 77459	Chief Accounting Officer	17,768,850	62.5%
Elorian Landers 30 Farrell Ridge Sugar Land, TX 77479		1,500,000	5.3%
All Directors and Officers as a Group		20,399,245	71.7%

(1) Mr. Rodrigue is married to Brenda Rodrigue.  He owns 16,518,850 shares individually  (58.1%) and she owns 1,250,000 individually (4.4%).  For the purposes of this table, all shares are considered jointly owned by both parties.

5.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth certain information regarding the members of our board of directors and its executive officers.

Name	Age	Position
Wayne Rodrigue	52	Chairman, Chief Executive Officer
Lane Brindley	41	Director, President
Brenda Rodrigue	51	Chief Accounting Officer
Joseph W. Stanton	68	Director

Our directors were nominated to fill the seats of the Board of Directors upon the resignation of our prior directors, Jonathan Gilchrist and William Carmichael on December 31, 2006.  The Directors will hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified.  Our executive officers serve at the pleasure of the Board of Directors.

Wayne Rodrigue, Chairman, Chief Executive Officer:

Mr. Rodrigue is the founder of Exousia Corp.  He is a professional engineer with over twenty-five years of business experience.  He began working for Exousia in May 2005 and has served as its Chief Executive Officer ever since.  Prior to joining Exousia, he worked as President of Re-Engineered Composite Systems, LLC , from October 2001 to present .  He has experience in new business development and the commercialization of new technologies in various industry sectors, including twenty years experience in rubber particle and plastic processing and development.  Mr. Rodrigue has held numerous management and executive level posts where he gained technical development and commercialization experience beginning with Cryopolymers, Inc in 1992 where he designed and implemented one of the first cryogenic crumb rubber facilities in the US.  As VP of Sales and Marketing for Environmental Processing Systems, Inc of Garden City, NY, Mr. Rodrigue developed the commercialization plan for the introduction of fine powders from crumb rubber into the automotive industry and the paint and coatings industry.  Mr. Rodrigue is a former senior designer for civil/structural engineering, and has direct experience in the design and construction of petrochemical facilities,  paper plants, pipelines, recycling and energy projects.

Lane Brindley, Director, President:

Mr. Brindley is an attorney who joined Exousia as its President in June 2006.  Prior to joining Exousia he worked at the law firm of Clark, Thomas and Winters, P.C. in Austin, Texas from 1999 to 2006.  He brings a broad experience in business law, legal compliance and planning.  Mr. Brindley represented i2 Technologies, Inc., a leading provider of supply chain management software, in a $44.0 million initial public offering of Common Stock underwritten by Goldman, Sachs & Co., Hambrecht & Quist and UBS Securities.  Mr. Brindley also represented Robertson, Stephens & Co. and Paine Webber in an initial public offering of Common Stock by Ross Technology, Inc., a microprocessor design company, which raised $59.3 million.

In addition Mr. Brindley represented Progressive System Technologies, Inc., a manufacturer of robotic mini cleaning-room environments, in a $5.0 million Series A Financing, DAZEL Corporation, a developer of distributed client/server product based on Distributed Computing Environment (DCE), in a $3.5 million Series B Financing, and represented ichat, Inc., a provider of “Chat Line” services on the Internet, in a $750,000 Series A Financing.

Mr. Brindley  has represented a utility client in negotiating multimillion-dollar Energy Management System containing custom development, third party software and vendor software; crafted and negotiated all of the necessary agreements for a ten year, $50 million outsourcing arrangement involving billing centers and call centers in Oklahoma and Florida; counseled and negotiated client’s first agreement as a service provider for outsource billing and call center services along with an employee leasing agreement with a third party call center to use employees to provide the call center services; and assisted clients in streamlining licenses, service agreements, specifications and statement of work.

 EDUCATION

The University of Texas at Austin, Bachelor of Arts, 1988

Texas Tech University School of Law - JD, 1993

ABA National Negotiations Champion, 1992

PROFESSIONAL AFFILIATIONS

State Bar of Texas, Travis County Bar Association

Brenda Rodrigue, Chief Accounting Officer: Mrs. Rodrigue has spent the last 5 years as accountant and secretary treasurer of Re-Engineered Particle Systems, LLC and Engineered Particle Systems, LLC.  Mrs. Rodrigue’s duties including all facets of the accounting process and all reporting procedures.  Mrs. Rodrigue has a combined 30 years in the accounting field with employment opportunities both in public accounting firms and private enterprise. Previous CPA firms Mrs. Rodrigue was employed by are Broussard and Company of Sulphur, LA where she was the sole person preparing Medicare/Medicaid Cost Reports as well as complex consolidated tax returns and Mrs. Rodrigue was a part of the audit team.  At Quirk, Cargile, Hicks, and Reddin Mrs. Rodrigue performed all areas of accounting which included financial statements, tax returns, accounts payable, accounts receivable, inventory, etc.  In the private sector, Mrs. Rodrigue was employed for 6 years by Car Care Auto Parts, where she was a full charge bookkeeper for 7 locations.

Joseph W. Stanton, Director:

2000 to Present Vice-President of Re-Engineered Composite Systems, LLC and Engineered Particle Systems, LLC.

Mr. Stanton has a 40 year career as a successful farmer and rancher, business owner and business developer.  Mr. Stanton is a co-founder and vice president of RECS and EPS, having primary responsibilities for the past six years of securing ongoing capital investment and managing investor relations, sales and marketing.  Mr. Stanton has participated in the successful start-up and management of several start-up companies over the years, including Light Engineers, Inc. an energy management company specializing in retrofitting lighting in industrial and commercial businesses, Energy Management Concepts, an partnership specializing in the sale and installation of energy management software and hardware systems, and Medical Libraries, Inc., a medical records management company.

6.

Executive Compensation

Our directors have not been provided cash compensation for their service as directors.  The directors of Cyber Law Reporter, who resigned effective December 31, 2006, were not compensated for serving on the Board during fiscal 2005 or fiscal 2006.  We have had no operations other than the maintenance of the corporate filings and our search for an appropriate merger partner whom we felt would deliver value to our shareholders through a business combination.

We don not currently have employment agreements with any of our new officers including our CEO, Wayne Rodrigue, our President Lane Brindley or our Chief Accounting Officer, Brenda Rodrigue.  However, we expect to enter into employment agreements with key employees sometime in 2007.  The terms of these agreements will be negotiated and approved by our board of directors.

We do not currently have any specific plans to compensate our directors but expect that our Board will discuss this issue during the first quarter of 2007.  As one of the terms of our letter of intent with Liberty Funding for $2.5 million in equity investment, we have agreed to establish an employee, directors and consultants stock incentive plan and to file it with the SEC when we are qualified to do so.  We cannot file such a plan until at least 60 days following the date on which this current disclosure is filed with the SEC.  It is expected that we will reserve a number of shares under the plan equal to approximately 10% of our issued and outstanding shares at the time the plan is adopted.  The plan will be presented to our shareholders for ratification at our next annual meeting.

Upon the closing of the acquisition of Exousia by Cyber Law Reporter, the officers of Exousia were appointed by the Board of Directors to positions within Cyber Law Reporter.  Their prior compensation for services provided to Exousia was a follows:

Name & Position	Year	Salary	Bonus	Other annual compensation	Stock Awards	All other compensation
Wayne Rodrigue, CEO	2005 2006	______-0- 7,500.00	-0- -0-	-0- -0-	1,000,000(1) 15,518,850	-0- -0-
Lane Brindley, President	2005 2006	-0- 7,500.00	-0- -0-		-0 1,000,000-	-0- -0-
Brenda Rodrigue, Chief Accounting Off.	2005 2006	-0- 4,500.00	-0- -0-		--0- 1,250,000	-0-

(1) 18,768,850shares of common stock, issued with an estimated value of $0.001 share.

7.

Certain Relationships and Related Transactions and Director Independence

The following are brief descriptions of transactions during the period covered by this report between us and any of our directors, executive officers or shareholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons, or other entities in which such person beneficially own more than 5%.

A.

Our former Chairman and President, Jonathan Gilchrist, invested $62,000 in the offering of convertible notes made by the company in 2006.  This investment was made on the same terms as all other investors in the offering which totaled $182,000.

B.

Our former Director and corporate Secretary, William Carmichael, invested $20,000 in the offering of convertible notes made by the company in 2006.  This investment was made on the same terms as all other investors in the offering which totaled $182,000.

C.

Exousia Corp. entered into a letter of intent to acquire certain intellectual property owned by two related companies that share some common ownership and management with Exousia Corp.  These entities predated Exousia and were the entities where some of Exousia’s technologies were gestated.

Re-Engineered Composite Systems, LLC (“RECS”)

RECS is dedicated to identifying, developing, and commercializing innovative technologies for creating new thermoplastic elastomers and rubber-plastic composite resins from recycled materials.  We seek to ensure that market pull can be effectively combined with cutting-edge R&D to yield new products and technologies that will lead to the continual growth and expansion of our businesses.  Continued innovation and growth is our vehicle for increasing value for our shareholders.

There is a strong need for products and technologies that extract further beneficial and cost-effective use from rubbers and plastics.  The term further beneficial and cost-effective use has special meaning for RECS.  It refers to the recovery of resources from what are now considered to be wastes.  It refers to using materials after they have performed their originally intended function.  We’ve based our business model on designing and creating new, useful materials from discarded materials (or materials intended to be discarded).  This is more than just recycling, this is more than just reuse:  The nature of our business is to enable our customers to realize improved profitability and utility in their current operations.

Engineered Particle Systems, LLC (“EPS”)

VISTAMER™ Rubber is manufactured by EPS utilizing a process that enables the rubber particles to chemically bond to materials that it is mixed with, and thereby to form strong compositions with desirable properties.  VISTAMER™ Rubber is made by a surface-modification process.  In this, the particles are treated in a process that chemically alters the surface of the rubber particles, creating reactive functional groups on the surface.  These reactive functional groups react with a broad spectrum of rubber and plastic materials and thus give tenacious adhesion to polymers with which they are combined.  When rubber particles are bonded to other polymers, like rubber and plastics, they contribute to the overall properties.  This increases strength and imparts other desirable physical properties and performance.

The acquisition of these two entities will allow Exousia to consolidate and manage its intellectual property more efficiently.

8.

Description of Securities

Our authorized stock consists of 50 million shares of common stock with a par value of $.001.  As of December 31, 2006, prior to the acquisition of Exousia Corp., 3,534,000 shares of common stock were issued and outstanding.   We issued an additional 25,899,245 shares for the acquisition of Exousia Corp. with a total of 28,433,245 shares issued and outstanding as of the Closing of the acquisition.

(i) Voting Rights – Each of our shareholders of common stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors.  All voting is non-cumulative, which means that the holders of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.  The board of directors may issue shares for consideration of previously authorized but unissued stock without stockholder action.

(ii)  Dividend Rights – The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may determine to be in the best interests of the shareholders.

(iii)  Liquidation Rights – Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets available for distribution to common shareholders.

(iv)  Preemptive Rights – Holders of common stock are not entitled to preemptive rights.

(v)  No conversion rights, redemption rights or sinking fund rights exist for holders of the common stock.

No material potential liabilities are anticipated to be imposed on shareholders under state statutes. Certain Texas regulations, however, require regulation of beneficial owners of more than 5% of the voting securities.  Shareholders that fall into this category, therefore, may be subject to state regulation and compliance requirements.

Additional Information Describing Securities

For additional information regarding our securities, you may view our Articles of Incorporation and by-laws which are available for inspection at our offices or which can be viewed through the EDGAR database at http://www.sec.gov as exhibits to our disclosure documents.   You may also choose to review applicable statutes of the state of Texas for a description concerning statutory rights and liabilities of shareholders.

Reports to Shareholders

We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our shareholders as we see as appropriate.

Risk Factors

Any investor who is considering the purchase of our shares should read and consider the following risks related to our securities and our company.  These important risks and other risks that may arise in the future or of which may not be aware could result in the Company’s inability to achieve its stated business goals and, as a result fail to provide a return to investors.

The Company has signed definitive agreements to purchase 4 companies.  While there are significant penalties associated with the failure to finalize and execute the acquisitions the failure to do so would significantly impact the Company.

We have entered into letters of intent to purchase two related entities that own intellectual property that will play a significant role in the execution of our business plan.  We currently license this intellectual property from these entities but we feel it will be easier for us to manage our intellectual property rights by consolidating its control within Exousia.

We have entered into a letter of intent to acquire Product Spectrum Group in Elkhart, Indiana.  This is a plastics laminating company that we feel will allow us to get our products introduced into the recreational vehicle industry.  If we fail to close this acquisition, it will materially impair out ability to penetrate the RV industry in 2007.

We have entered into a letter of intent to acquire The Little Trailer Company.  This company manufactures small camper trailers and 5th wheel trailers.  If we fail to close this acquisition, it will slow our ability to demonstrate the usefulness of our materials to other RV manufacturers.

The Company depends on outside sources of raw materials and other supplies at a reasonable cost, but availability to such materials and supplies could be interrupted and/or the prices charged for them could escalate and adversely affect the Company’s sales and profitability.

The Company purchases many raw materials and supplies that are used in the manufacture of its products. Changes in the availability or price of these items could affect the Company’s ability to manufacture an adequate volume of products to meet customers’ demands or to manufacture products profitably. The Company tries to maintain multiple sources of raw materials and supplies where practical, but this may not prevent unanticipated changes in the availability or cost of the supplies purchased. Significant disruptions in availability or cost escalations could adversely affect the Company’s manufacturing volume or costs, which could have a related negative effect on product sales or profitability of the Company’s operations.

The markets in which the Company participates are highly competitive and subject to intense price competition, which could adversely affect the Company’s sales and earnings performance.

Customers choose to buy the Company’s products in a competitive environment where there are typically multiple suppliers. If the Company is unwilling or unable to provide products at competitive prices, and if other factors, such as product performance and value-added services do not provide an offsetting competitive advantage, customers may reduce, discontinue, or fail to initiate purchases of the Company’s products.  If the Company could not secure alternate customers for lost business, the Company’s sales and earnings performance could be adversely affected.

The Company is striving to improve operating margins through price increases, productivity gains and improved purchasing techniques, but it may not be successful in achieving the desired improvements.

The Company is working to improve operating profit margins through a number of activities such as price increases, improvements to manufacturing processes and adoption of purchasing techniques that lower costs or provide increased cost predictability.  However, these activities depend on a combination of improved product design and engineering, effective manufacturing process control initiatives and other efforts that may or may not be successful to the extent anticipated. The success of price increases is dependent not only on the Company’s actions but also the strength of customer demand and competitors’ pricing responses, which are not fully predictable. Failure to successfully implement actions to improve operating margins could adversely affect the Company’s financial performance.

The Company’s products are sold into industries that are heavily influenced by consumer spending or otherwise have proven to be unpredictable and cyclical.

The Company’s products are sold to a wide variety of customers who supply many different market segments. Many of these market segments, such as construction, appliances and automotive, have been in the past, and are expected to be in the future, cyclical or are closely tied to consumer demand, which is difficult to predict.  Incorrect forecasts of demand or unforeseen reductions in demand can adversely affect costs and profitability due to factors such as underused manufacturing capacity, excess inventory, or working capital needs. These factors can result in lower profitability or reduced financial performance.

The Company’s operations are subject to stringent environmental, health and safety regulations and compliance with those regulations could require the Company to make significant investments.

The Company strives to conduct its manufacturing operations in a manner that is safe and in compliance with all applicable environmental, health and safety regulations. At times, compliance with changing regulations may require the Company to make significant capital investments, incur training costs, make changes in manufacturing processes or product formulations, or otherwise incur costs that could adversely affect the Company’s profitability. These costs may not affect competitors in an equivalent way due to differences in product formulations, manufacturing locations or other factors, and as such the Company may be disadvantaged, which may adversely affect financial performance.

The Company’s businesses depend on a continuous stream of new products and failure to introduce new products could affect the Company’s sales and profitability.

One way that the Company remains competitive in its markets is by developing and introducing new and improved products on an ongoing basis. These products are continually evaluated by customers in relation to products offered by the Company’s competitors. A failure to introduce new products in a timely manner that are

21

price competitive and that provide the features and performance required by customers could adversely affect the Company’s sales, or could require the Company to compensate by lowering prices.  This could result in lower sales and/or lower profitability.

The Company is exposed to risks associated with acts of God, terrorists and others, as well as fires, explosions, wars, riots, accidents, embargos, natural disasters, strikes and other work stoppages, quarantines and other governmental actions, and other events or circumstances that are beyond the Company’s reasonable control.

The Company is exposed to risks from various events that are beyond its control, which may have significant effects on its results of operations. While the Company attempts to mitigate these risks through appropriate insurance, contingency planning and other means, it is not assured that all the risks can be reasonably or cost effectively managed, or that all risks can be anticipated. As a result, the Company’s results of operations could be adversely affected by such circumstances or events in ways that are significant and/or long lasting.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s financial position, results of operations, and cash flows.

We have operated at a loss since inception and may incur losses in the future.

We expect net losses and negative cash flows to continue for the foreseeable future as we continue to incur significant operating expenses and make capital investments in our business.  We may never generate sufficient revenues to achieve profitability.  Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We will require additional financing in the form of debt or equity in the future to succeed in our business.

We have entered into two letters of intent for financing.  The first, a possible equity investment of $2.5 million.  If we fail to close this financing, it will significantly impair our ability to proceed with the execution of our business plan and may significantly impair our results from operations in 2007.  The second financing is a bond offering that is anticipated for the acquisition of Product Spectrum Group.  If we fail to close this financing, we will have to attempt to find other financing or lose the opportunity to acquire this strategic partner.

If we raise additional funds by issuing equity securities, you may suffer dilution in your holdings of our common stock.  Also, adequate funds may not be available to us when we need them, or may not be available to us on favorable terms.  In this case, we may not be able to complete our databases, pay for operating costs, or effectively market our products or services.   There is a material risk that we will not be able to acquire the financing we need to complete and deliver our products to the market.  If we do not raise additional capital the value of our common shares could be adversely affected.

Because our new officers and directors own over 50% of our currently issued and outstanding common stock, they can control substantially all matters requiring shareholder approval.  This could have an adverse effect on other shareholders not having control.

As of December 31, 2006, our directors, executive officers and their affiliates beneficially owned a total of approximately 71.7% of our outstanding common stock.  (See, Security Ownership of Certain Beneficial Owners and Management).  As a result, these shareholders, acting together, have the ability to control substantially all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, and to control our management and affairs.  This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could materially adversely affect the market price of our common stock.

The penny stock rules may limit the market for our stock.  Because shares of our common stock may trade under $5.00, the application of the penny stock regulations could adversely affect the market price of our common stock and may affect the ability of holders of our common stock to sell their shares.

Our securities will probably be considered a penny stock. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules” require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

A Stable market may not develop for our stock.  The volatility of our stock could adversely affect our shareholders.  There is currently no liquidity in our stock and we cannot guarantee that trading activity will increase.

We are listed on the Nasdaq OTC BB.  There currently is no public trading in our common stock, and there is no assurance that there will ever be such a market.  Because we have yet to introduce our products to the market and generate earnings, we do not know how the market will respond to the availability of our stock or at what prices shareholders may decide to buy or sell our shares.  If a market for our stock develops, the trading price of our common stock may be highly volatile and could be subject to wide fluctuations in price.  In addition to the risks related to our internal operations, the stock market in general, and the market for Internet-related and technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of any specific company. There can be no assurance that trading prices and earnings will materialize as we expect. Broad market and industry factors may materially and adversely affect the market price of our common stock, regardless of our operating performance.  Historically, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company.  The institution of similar litigation against us could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

We expect to issue additional stock in the future to finance our growth, expansion and acquisition strategy.  This potential dilution may cause the price of our stock to drop.

Subsequent to the effective date of this offering, we will need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments.  In the future shares may be issued  to procure future financing and additional shares may be registered in a future registration statement.  If or when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop.  These factors could also make it more difficult to raise funds through future offerings of common stock.

We do not expect to pay dividends to you.

We have never declared or paid dividends to our shareholders.  We currently intend to retain any future earnings for funding growth and therefore do not expect to pay any dividends in the foreseeable future.

PART II

1:

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The Registrant’s stock is listed for trading on the NASD over-the-counter bulletin board under the symbol CYLW.OB.  The stock has no liquidity and no trading history upon which an investor can rely to determine or evaluate the value of their investment or the price they should pay for the shares.  The stock is highly illiquid and we cannot assure the investor that liquidity will improve in the future.

2:

Legal Matters.

The registrant is not aware of any claims or suits related to the company or its operations and none have been threatened.

3:

Changes in and Disagreements with Accountants.

None.

4:

Recent Sales of Unregistered Securities.

Prior to and related to the acquisition of Exousia Corp., we issued a total of 600,000 shares of restricted common stock for services rendered prior to the acquisition related to our evaluation of the Exousia opportunity, the structuring of the acquisition, the value to be given for the acquisition and our evaluation of its future prospects.  We issued 575,000 shares to Hepplewhite Corporation which designated 50,000 shares to Angela Gilchrist, 50,000 shares to Kathy Godfrey and 25,000 shares to Anton Aleksandrov.  In addition, 25,000 shares were issued to Robert Sarlay for providing Edgar filing services for the Company.  The shares were valued at par value.

5:

Indemnification of Directors and Officers.

Disclosure of Commission Position of Indemnification of Securities Liabilities.

Our bylaws provide that our officers and directors will be indemnified to the full extent allowed by law against all expenses and liabilities of any claim or suit, including securities violations, unless a finding of willful misfeasance or malfeasance in the performance of that persons duties is found by a court of law.  Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Where you can find more information.

We have filed a registration statement and disclosure documents with the SEC for several years.  You may find more information by referencing these filings.  The Company’s filings and the exhibits and schedules filed with the Securities and Exchange Commission may be inspected at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the filings may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. For further information pertaining to us and the common shares offered by this prospectus, reference is made to the registration statement.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or from the SEC Web site.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 31, 2006, our current directors and officers tendered their resignations which were accepted by the Board of Directors.  Jonathan Gilchrist resigned as our Chairman, Chief Accounting Officer and President and was replaced by Wayne Rodrigue as Chairman and CEO, Brenda Rodrigue as the Principal Chief Accounting Officer and Lane Brindley as a Director and President.  Joseph W. Stanton replaced William Carmichael as a director.

Item 5.03 Amendments to Articles of Incorporation

Concurrent with the approval of the acquisition of Exousia, our shareholders and Board of Directors approved the amendment of our Articles of incorporation to change the name of Cyber Law Reporter, Inc. to Exousia Corp.  In addition, the shareholders and Board of Directors approved authorization of preferred stock with the characteristics of any issuance of preferred stock will be determined by the Board of Directors at the time of the grant.  The Articles of Amendment were filed with the State of Texas on January 3, 2007.

Item 5.06 Change in Shell Company Status

Effective as of the close of the acquisition of Exousia Corp. by Cyber Law Reporter, Inc., Cyber Law ceased to be a shell company as defined by Rule 12b-2 of the Exchange Act.  The details of the transaction are set forth in greater detail above at Item 1.01 and Item 5.01.

Item 9.01 Financial Statements and Exhibits

(A DEVELOPMENT STAGE ENTERPRISE)
PRO FORMA COMBINED BALANCE SHEETS
(unaudited)

	Cyber Law Reporter, Inc. as Reported	Exousia Corp. as Provided	Pro Forma Adjustments	Note 2	Consolidated Pro Forma
	As of September 30, 2006	As of September 30, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 30	$ 6,836	$ -		$ 6,866
Due from acquisition target companies	-	35,362	-		35,362
Exousia Corp. note and accrued interest receivable	93,081	-	(93,081)	a	-
Debt issuance costs net of amortization of $5,142	28,817	-	-		28,817
TOTAL CURRENT ASSETS	121,928	42,198	(93,081)		71,045

NON-CURRENT ASSETS
Goodwill	-	-	427,087		427,087
Assets held for sale - patents	-	230,000	-		230,000
TOTAL NON-CURRENT ASSETS	-	230,000	427,087		657,087

TOTAL ASSETS	$ 121,928	$ 272,198	$ 334,006		$ 728,132

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 8,587	$ 4,360	1,996	b	$ 14,943
Accounts payable - related parties	1,996	-	(1,996)	b	-
Notes payable - related parties	21,973	-	(21,973)	b	-
Notes payable			21,973	b	21,973
Note and interest payable to Cyber Law Reporter, Inc.	-	93,081	(93,081)	a	-
Debentures and debenture interest payable	93,119	-	-		93,119
TOTAL CURRENT LIABILITIES	125,675	97,441	(93,081)		130,035

TOTAL LIABILITIES

SHAREHOLDERS' EQUITY
Common stock, $0.001 par value, 50 million shares authorized; 27,653,245 and 27,469,245 shares outstanding at September 30, 2006 and December 31, 2005, respectively.	2,754	25,649	(750)	c	27,653
Common stock subscriptions receivable	-	-	-		-
Additional paid in capital	240,249	428,250	181,087	d	849,586
Deficit accumulated during the development stage	(246,750)	279,142)	246,750	e	(279,142)
TOTAL SHAREHOLDERS' EQUITY	(3,747)	174,757	427,087		598,097

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 121,928	$ 272,198	$ 334,006		$ 728,132

See accompanying notes to pro forma combined financial information.

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CYBER LAW REPORTER, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(unaudited)

	Cyber Law Reporter, Inc. as Reported	Exousia Corp. as Provided	Pro Forma Adjustments	Note 3	Consolidated Pro Forma
	As of September 30, 2006	As of September 30, 2006
REVENUES:
Operating revenues	$ -	$ -	$ -		$ -
Interest income	1,081	3	(1,081)	a	3
TOTAL REVENUES	1,081	3	(1,081)		3

OPERATING EXPENSES:
Compensation - officers and directors		69,714	-		69,714
Research and development expenses		31,661	-		31,661
Accounting and legal	6,250	5,580	-		11,830
General and administrative expenses	70	119,056	-		119,126
Depreciation and amortization	5,142	-	-		5,142
Interest expense	1,476	1,268	(1,081)	a	1,663
TOTAL OPERATING EXPENSES	12,938	227,279	(1,081)		239,136

NET LOSS	$ (11,857)	$ (227,276)	$ -		$ (239,133)

See accompanying notes to pro forma combined financial information.

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CYBER LAW REPORTER, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 2, 2005 TO DECEMBER 31, 2005
(unaudited)

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	Cyber Law Reporter, Inc. as Reported	Exousia Corp. as Provided	Pro Forma Adjustments	Note 4	Consolidated Pro Forma
	As of December 31, 2005	As of December 31, 2005
REVENUES:
Operating revenues	$ -	$ -	$ -		$ -
Other income		987	$ -		987
Interest income	-	-	-		-
TOTAL REVENUES	-	987	-		987

OPERATING EXPENSES:
Compensation - officers and directors		1,000	-		1,000
Research and development expenses		27,167	-		27,167
Accounting and legal	6,513	300	2,578)	a	4,235
General and administrative expenses	2,118	24,386	(510)	a	25,994
Depreciation and amortization	-	-	-		-
Interest expense	-	-	-		-
TOTAL OPERATING EXPENSES	8,631	52,853	(3,088)		58,396

NET LOSS	$ (8,631)	$ (51,866)	$ 3,088		$ (57,409)

See accompanying notes to pro forma combined financial information.

Cyber Law Reporter, Inc.

Notes to Pro Forma Condensed Combined Financial Information

(Unaudited)

NOTE 1 – DESCRIPTION OF TRANSACTION

On December 31, 2006, Cyber Law Reporter, Inc. (“Cyber Law” or “the Company”) acquired Exousia Corp (“Exousia”), a Houston, Texas based manufacturer and distributor of proprietary-engineered resins, additives and specialty products for commercial and manufacturing applications.

The transaction was effected by exchanging, on a one-to-one basis, 24,899,245 shares between Cyber Law Reporter, Inc. and the shareholders of Exousia.  This represents all of the issued and outstanding shares of Exousia and approximately 90% of the issued and outstanding shares of Cyber Law, resulting in a change of control of the Company commonly known as a reverse merger (“the merger”).

NOTE 2 – UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2006 gives effect to the acquisition as if it had occurred on September 30, 2006.  Under purchase accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their relative fair values.  The entire unallocated amount of the purchase price was allocated to Goodwill.

The following information on the components and allocation of the purchase price is based on Cyber Law’s preliminary evaluation and review of the assets acquired and liabilities assumed and may change as those evaluations and reviews are completed.

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet:

a.	Eliminates the inter-company note receivable from Exousia Corp. and the note payable to Cyber Law Reporter in consolidation.
b.	Reclassification of related party payables to non-related party payables after merger and change in control.
c.

Represents 750,000 shares of Exousia Corp. that were outstanding as of September 30, 2006, but were cancelled prior to the merger and no shares of Cyber Law Reporter, Inc. were issued for these shares.

d.	Represents the following parts of the merger transaction: Removal of the additional paid-in capital of Cyber Law Reporter, Inc. $ (246,750)
Goodwill recorded for net value if public shell acquired 427,087 Shares of Exousia Corp. cancelled after September 30, 2006 750 $ 181,097

e.	Elimination of Cyber Law Reporter, Inc. deficit accumulated in the development stage.

NOTE 3 – UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

Statement of Operations for the Nine Months Ended September 30, 2006 Adjustment Explanations
a.	Elimination of interest income and interest expense from note receivable/payable.

NOTE 4 – UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD FROM MAY 2, 2005 TO DECEMBER 31, 2005

Statement of Operations for the Period from Inception (May 20, 2005) to December 31, 2005 Adjustment Explanations
a.	To eliminate expense transactions of Cyber Law Reporter, Inc. that occurred prior to May 2, 2005.

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PART III

INDEX TO EXHIBITS

Item 1:

Index to Exhibits

Exhibit 10.5 Stock Exchange Agreement between Cyber Law Reporter, Inc. and Exousia Corp., December 31, 2006

Exhibit 20.1 Audited Financial Statements of Exousia Corp.

Exhibit 20.2 Audit Report for Exousia Corp.

Item 2:

Description of Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007

___//s// Wayne Rodrigue_________

Chairman

___//s// Lane Brindley___________

President

___//s// Brenda Rodrigue_________

Principal Chief Accounting Officer

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